Exhibit 99.1

Employment Arrangements with Brooks
      Upon the consummation of the merger, five current Helix executives, including Messrs. Gentilcore and Anastasi, will be appointed to designated positions at Brooks. Mr. Gentilcore will be appointed Brooks’ President and Chief Operating Officer, Semiconductor Products Group and Mr. Anastasi will be appointed Brooks’ Executive Vice President, Global Operations.
      Brooks has entered into agreements with these Helix executives which will become effective upon consummation of the merger, including an employment agreement, an indemnification agreement and an invention, non-disclosure, non-competition, non-solicitation agreement. These agreements will replace in their entirety the current agreements that these executives have with Helix, if any.
      Each employment agreement provides for, among other things, an annual base salary of $375,000 for Mr. Gentilcore and $290,000 for Mr. Anastasi, and an annual management bonus of 0% to 150% of 100% of base salary for Mr. Gentilcore and 0% to 150% of 70% of base salary for Mr. Anastasi. During the first year of employment, the employee will be eligible to participate in the current Helix benefit plans. Subsequently, the employee will be eligible to participate in all benefits normally offered to senior executives of Brooks. Mr. Gentilcore and Mr. Anastasi will receive options to purchase 25,000 shares and

15,000 shares, respectively, of Brooks common stock, which will vest quarterly over four years. Also, Mr. Gentilcore and Mr. Anastasi will receive grants of 12,500 shares and 7,500 shares, respectively, of restricted Brooks common stock, 25% of which will vest after each of the first two years and the remaining 50% of which will vest after the third year. Each agreement also provides that the employee will be entitled to severance including one year’s base salary and continued participation in benefit plans if terminated without “cause” or if the employee resigns for “good reason.” Cause is defined to include willful failure or refusal to perform the duties pertaining to the employee’s job, engagement in conduct that is fraudulent, dishonest, unlawful or otherwise in violation of Brooks’ standards of conduct or a material breach of the employment agreement or related agreements. Good reason is defined to include diminution of the responsibility or position of the employee, Brooks’ breach of the agreement, relocation of the employee more than 60 miles from Mansfield, Massachusetts or the Chelmsford, Massachusetts area if he relocates his primary residence to the Chelmsford area. In the case of Mr. Gentilcore, good reason also includes Brooks’ failure to offer him the position of Chief Executive Officer upon conclusion of the term of office of the Chief Executive Officer serving on the closing date of the merger. Payment of base salary and continued participation in benefit plans may be extended for up to one additional year if the employee is engaged in an ongoing search for replacement employment. Each employee will also be eligible for reimbursement of up to $100,000 in relocation expenses.
      The indemnification agreements provide that Brooks will indemnify an individual to the fullest extent permitted by applicable law in connection with any civil or criminal action or proceeding, including actions by or in the name of Brooks, where the individual’s involvement is by reason of the fact that he was serving on behalf of Brooks. This indemnification covers attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, an individual will receive indemnification unless he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Brooks. The indemnification agreements also cover other matters pertaining to indemnification, including circumstances when indemnification is due with respect to some claims but not others, indemnification for service as a witness, advancement of expenses and various procedural matters.
      The invention, non-disclosure, non-competition and non-solicitation agreements provide that the employee will disclose and assign to Brooks all inventions, discoveries, trade secrets and improvements developed or made by the employee during his employment with Brooks and assist with obtaining and enforcing patent, copyright and other forms of related legal protection. The agreements provide that the employee will not disclose any information relating to such inventions or other confidential information received by the employee during his employment at Brooks. The agreements also prohibit the employee from directly or indirectly competing with, or soliciting employees of, Brooks so long as he is an employee of Brooks and for a period of one year thereafter.

BOARD OF DIRECTORS AND MANAGEMENT OF BROOKS FOLLOWING THE MERGER
      Pursuant to the terms of the merger agreement, upon consummation of the merger Brooks’ board of directors will be composed of ten directors, consisting of the seven current directors of Brooks and Messrs. Lepofsky and Woollacott and Dr. Wrighton, who were selected by Helix’s board of directors from its current members. In addition, Dr. Schorr, a current director of Helix, who was selected by Helix’s board of directors, will be appointed as a non-voting director emeritus of Brooks’ board of directors, with notification, participation and any other rights of a regular Brooks director, other than voting rights, to serve for at least one year following the effective time of the merger.
      At the effective time of the merger, James Gentilcore, currently President and Chief Executive Officer of Helix, will be appointed President and Chief Operating Officer of a newly created Semiconductor Products Group of Brooks, and Joseph M. Bellini, currently Executive Vice President and General Manager of the Brooks Software Division, will be appointed President and Chief Operating Officer of a newly created Enterprise Software Group of Brooks. Robert E. Anastasi, currently Executive Vice President of Helix, will be appointed Executive Vice President, Global Operations of Brooks.
      The following table lists the names, ages and positions of the individuals expected to be the executive officers and directors of Brooks after the merger:

Name	Age	Position

Edward C. Grady	58	Chief Executive Officer and Director
James F. Gentilcore	53	President and Chief Operating Officer, Semiconductor Products Group
Joseph M. Bellini	45	President and Chief Operating Officer, Enterprise Software Group
Robert E. Anastasi	59	Executive Vice President, Global Operations
Thomas S. Grilk	58	Senior Vice President and General Counsel
Robert W. Woodbury, Jr.	48	Senior Vice President and Chief Financial Officer
Richard C. Small	47	Vice President and Corporate Controller
A. Clinton Allen	61	Director
Roger D. Emerick	65	Director
Amin J. Khoury	66	Director
Robert J. Lepofsky	60	Director
Joseph R. Martin	57	Director
John K. McGillicuddy	62	Director
Robert J. Therrien	70	Director
Alfred Woollacott, III	58	Director
Mark S. Wrighton	56	Director
Marvin G. Schorr	80	Director Emeritus
      Mr. Edward C. Grady has been President and Chief Operating Officer of Brooks since February 2003, Chief Executive Officer since October 1, 2004 and a director since September 2003. Since his appointment as Chief Executive Officer, Mr. Grady no longer maintains the title of Chief Operating Officer. From October 2001 until February 2003, Mr. Grady served as a consultant to Brooks. From September 2000 until January 2003, Mr. Grady was a principal in the firm of Propel Partners LLC, an investment firm headquartered in Palo Alto, California. From May 1999 until July 2000 Mr. Grady served as Executive Vice President of the Wafer Inspection Group of KLA-Tencor Corp.
      Mr. James F. Gentilcore was appointed President and Chief Executive Officer of Helix in January 2005. He joined Helix in December 2002 as Executive Vice President and Chief Operating Officer. From

1996 to 2002, Mr. Gentilcore was with Advanced Energy Industries, Inc., a manufacturer of integrated subsystems for the semiconductor industry, most recently as Chief Operating Officer.
      Mr. Joseph M. Bellini has served as Executive Vice President, Brooks Software Division, since joining Brooks in March 2003. Prior to joining Brooks, Mr. Bellini was Chief Executive Officer of eXcelon, a software company which was merged into Progress Software in December 2002. Mr. Bellini became Chief Executive Officer of eXcelon in September 2001 following its acquisition of C-bridge Internet Solutions, an internet company. Mr. Bellini was Chief Executive Officer of C-bridge Internet Solutions from 1999 until 2001.
      Mr. Robert E. Anastasi has served as Executive Vice President of Helix since February 2001. Prior to that, he served as a Senior Vice President from July 1997 until February 2001.
      Mr. Thomas S. Grilk joined Brooks in November 2002 as Senior Vice President and General Counsel and was elected Secretary in September 2003. From July 2000 until joining Brooks, he was Vice President and General Counsel of Teradyne, Inc., a manufacturer of automated test equipment and electrical connection systems.
      Mr. Robert W. Woodbury, Jr. has served as Senior Vice President and Chief Financial Officer since joining Brooks in February, 2003. Prior to joining Brooks, Mr. Woodbury was Vice President and Corporate Controller since 1996 at Acterna Corporation, formerly Dynatech Corporation, a communications equipment and network technology company. In May 2003, Acterna filed a petition seeking protection under Chapter 11 of the United States Bankruptcy Code pertaining to a plan of reorganization for itself and its U.S.-based subsidiaries. This plan was approved in September 2003 and Acterna emerged from Chapter 11 protection in October 2003.
      Mr. Richard C. Small has served as Vice President, Corporate Controller since joining Brooks in September 2003. Prior to joining Brooks, from January 1999 until March 2003 he served as Corporate Controller of Global Knowledge, Inc., a provider of IT education and enterprise training solutions.
      Mr. A. Clinton Allen has been a director of Brooks since October 2003. In addition to serving as a director of Brooks, Mr. Allen is Chairman and Chief Executive Officer of A.C. Allen & Company, an investment banking consulting firm. From 1989 to 2002, Mr. Allen served as Vice Chairman of the Board of Psychemedics Corporation, Inc., a biotechnology company with a proprietary drug testing product, and as Chairman of the Board of Psychemedics from 2002 to 2003. Mr. Allen was Vice Chairman and a director of the DeWolfe Companies, a real estate firm, until it was acquired by Cendant Corporation in September 2002. Additionally, he was a director and member of the executive committee of Swiss Army Brands, maker of Swiss army knives, until it was acquired by Victorinox Corporation in August 2002. Mr. Allen is currently a non-executive chairman and a director of Collectors Universe, a provider of value added services to dealers and collectors. He also serves as a Lead Director of Steinway Musical Instruments Company, a manufacturer of musical instruments, as a director of LKQ Corporation, a supplier of recycled OEM automotive parts, and as a director of Source Interlink Companies, Inc, a provider of magazine sales information and services to the publishing and retailing industries in North America.
      Mr. Roger D. Emerick has been a director of Brooks since October 1993. Mr. Emerick served as a director of Lam Research Corporation, a semiconductor equipment supplier, from 1982 until January 2001.
      Mr. Amin J. Khoury has been a director of Brooks since July 1994. Since 1987, Mr. Khoury has been Chairman of the Board of Directors of B/E Aerospace, Inc., a developer, manufacturer and marketer of aircraft cabin interior products which he founded in 1987. Since 1986, Mr. Khoury has been a director of Synthes, Inc., a manufacturer and marketer of orthopedic trauma implants and a manufacturer and marketer of cranial-maxillofacial and spine implants. Since 1986, Mr. Khoury has also been Chairman of the Board of Applied Extrusion Technologies, Inc., a North American producer of oriented polypropylene films for consumer products, labeling and packaging. On December 1, 2004, Applied Extrusion Technologies filed a voluntary, prepackaged plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code pursuant to a previously announced plan of recapitalization.

      Mr. Robert J. Lepofsky became Chairman of the Board of Helix on January 1, 2005. He joined Ensign-Bickford Industries, Inc., a privately held, broadly diversified company, in January 2005 as President and Chief Executive Officer. Prior to joining Ensign-Bickford, Mr. Lepofsky was President and Chief Executive Officer of Helix from January 1989 until December 2004. He served as President of Helix from February 1987 to January 1989. Prior to that, he served as Chief Operating Officer of Helix from December 1982 to December 1988. Mr. Lepofsky is a director of Moldflow Corporation.
      Mr. Joseph R. Martin has been a director of Brooks since June 2001. In addition to serving as a director of Brooks, Mr. Martin is Vice Chairman of the Board of Directors of Fairchild Semiconductor Corporation, a supplier of power semiconductors. Mr. Martin served as Fairchild’s Executive Vice President and Chief Financial Officer from 1997 to 2003 and as its Senior Executive Vice President and Office of the Chairman until his retirement in June 2005. Mr. Martin is a member of the board of directors of Soitec, Inc., a semiconductor wafer processing company, and of SynQor, Incorporated, a manufacturer of power solutions.
      Mr. John K. McGillicuddy has been a director of Brooks since October 2003. Mr. McGillicuddy was a partner with the international accounting firm of KPMG LLP, a public accounting firm, from 1975 until his retirement in June 2000. Mr. McGillicuddy is also a member of the board of directors of Watts Water Technologies, Inc., a manufacturer of water safety and flow control products.
      Mr. Robert J. Therrien has been a director of Brooks since 1989 and Chairman of the Board since February 2004. He also served as President of Brooks from 1989 until February 2003, and as Chief Executive Officer from 1989 to September 2004. Mr. Therrien is currently a director of Accent Optical Technologies, Inc., a supplier of optoelectronics and silicon process control systems.
      Mr. Alfred Woollacott, III is a certified public accountant and was a partner with the accounting firm of KPMG LLP from 1979 until his retirement in September 2002. During his last five years with KPMG, he was an engagement partner serving primarily the high technology and healthcare companies in the greater Boston area. He also served as an SEC Reviewing Partner and a Due Diligence Assistance Reviewing Partner.
      Dr. Mark S. Wrighton has been Chancellor of Washington University in St. Louis since July 1995. He was Provost of Massachusetts Institute of Technology from 1990 until 1995, and held the Ciba-Geigy Chair in Chemistry at MIT. He joined the faculty at MIT in 1972 as Assistant Professor of Chemistry, was appointed Associate Professor in 1976 and Professor in 1977. From 1981 until 1989, he held the Frederick G. Keyes Chair in Chemistry and was Head of the Department of Chemistry from 1987 until 1990. Dr. Wrighton also serves as a director of Ionics, Inc., Cabot Corporation, and A.G. Edwards, Inc.
      Dr. Marvin G. Schorr served as Chairman of the Board of Helix from August 1996 to December 2004. He served as President and Chief Executive Officer of Tech/ Ops, Inc., from 1962 to 1987 and Chairman of the Board of that company from 1981 to 1987. In 1987 Tech/ Ops was reorganized into three companies: Landauer, Inc., Tech/ Ops Sevcon, Inc., and Tech/ Ops Corporation, of which the former two are publicly owned manufacturers of technology-based products and services, and the latter was a privately owned consulting business that was dissolved in 1999. Dr. Schorr is a director of Tech/ Ops Sevcon, Inc., where he served as Chairman from 1987 to 2004. He was Chairman of the Board of Directors of Landauer, Inc., and Tech/ Ops Corporation, Inc., from 1987 to 1999.